Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Newegg Commerce, Inc. (Formerly known as Lianluo Smart Limited) (the “Company”) of our report dated March 31, 2021, relating to the Company’s consolidated financial statements which appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2020.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Beijing, China

September 9, 2021